Seven Hills Realty Trust Second Quarter 2024 Financial Results Exhibit 99.2

Q2 2024 2 Seven Hills Realty Trust Announces Second Quarter 2024 Results “SEVN reported strong second quarter results with distributable earnings per share exceeding consensus estimates and more than covering our quarterly dividend. Our results once again demonstrate the high quality of our loan portfolio with a weighted average risk rating of 3.0 consistent with last quarter. After closing two loans thus far in 2024, we have over $345 million of available capacity and we continue to focus on a growing pipeline of investment opportunities to originate new loans and generate attractive, risk adjusted returns for our shareholders.” Tom Lorenzini, President and Chief Investment Officer of SEVN Conference Call A conference call to discuss SEVN's second quarter 2024 results will be held on Tuesday, July 30, 2024 at 11:00 a.m. Eastern Time. The conference call telephone number is (866) 739-7850. Participants calling from outside the United States and Canada should dial (412) 317-6592. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Tuesday, August 6, 2024. To access the replay, dial (412) 317-0088. The replay pass code is 5505857. A live audio webcast of the conference call will also be available in a listen only mode on SEVN's website, at www.sevnreit.com. The archived webcast will be available for replay on SEVN's website after the call. The transcription, recording and retransmission of SEVN's second quarter conference call in any way are strictly prohibited without the prior written consent of SEVN. Distributions On July 11, 2024, SEVN declared a quarterly distribution of $0.35 per common share, or approximately $5.2 million, to shareholders of record on July 22, 2024. SEVN expects to pay this distribution on or about August 15, 2024. About Seven Hills Realty Trust Seven Hills Realty Trust (Nasdaq: SEVN), or SEVN, we, our or us, is a real estate investment trust, or REIT, that originates and invests in first mortgage loans secured by middle market and transitional commercial real estate. SEVN is managed by Tremont Realty Capital, an affiliate of The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $41 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about SEVN, please visit www.sevnreit.com. Newton, MA (July 29, 2024). Seven Hills Realty Trust (Nasdaq: SEVN) today announced financial results for the quarter and six months ended June 30, 2024.

Company Snapshot

(As of June 30, 2024, unless otherwise noted)

Strong Loan Portfolio	Conservative Leverage	Integrated with RMR Real Estate Platform
$652 million Floating rate first mortgage loan commitments	**1.5x** Debt to equity ratio	**12%** Ownership of SEVN
$30 million Average loan commitment	**$695 million** Maximum facility size	**~$41 billion** of Gross AUM
68% Weighted average LTV	**$276 million** Unused financing capacity	**~1,100** CRE professionals
9.6% Weighted average All In Yield	**$70 million** Cash on hand	**~2,000** Properties managed across the U.S.
100% floating rate first mortgage loan portfolio secured by diverse property types and geographic regions and owned by high quality sponsors.	**Conservative leverage levels and ample cash on hand provide SEVN with liquidity to continue to originate accretive loans that meet our disciplined underwriting criteria.**	**SEVN is managed by Tremont Realty Capital, a wholly owned subsidiary of RMR, providing a depth of market knowledge and an extensive network of real estate owners, operators, sponsors and financial institutions.**

Q2 2024 3

Q2 2024 4 Financial Results • Generated net income of $4.2 million, or $0.28 per diluted share and Distributable Earnings of $5.6 million, or $0.38 per diluted share. • Quarterly distribution of $0.35 per common share declared and paid during the quarter. Investment Activity • Closed two new loans during the quarter with aggregate total commitments of $41.6 million: ◦ $17.8 million loan secured by a multifamily property in Newport News, VA with a coupon of S + 3.15% and an All In Yield of S + 3.88%. ◦ $23.8 million loan secured by a self-storage facility in Los Angeles, CA with a coupon of S + 3.40% and an All In Yield of S + 3.85%. • Received $17.3 million of early repayment proceeds on a loan secured by a hotel in Scottsdale, AZ. • In July 2024, received $19.7 million of loan repayment proceeds on a loan secured by a multifamily property in Portland, OR. Portfolio • Weighted average coupon of S + 3.73% and All In Yield of S + 4.17%. • Weighted average risk rating of 3.0 and an allowance for credit losses representing 1.2% of total loan commitments. Liquidity & Capitalization • Available liquidity of $345.6 million, including unused capacity of $276.0 million available under our Secured Financing Facilities and $69.6 million of cash on hand. • Weighted average coupon of S + 2.16%. Second Quarter 2024 Highlights (As of and for the three months ended June 30, 2024, unless otherwise noted) Please refer to Non-GAAP Financial Measures and Other Measures and Definitions within the Appendix for terms used throughout this document. All amounts in this presentation are unaudited.

Q2 2024 5 Second Quarter 2024 Financial Summary Income Statement Three Months Ended June 30, 2024 Income from loan investments, net $ 8,812 Revenue from real estate owned 568 Other expenses (3,836) Provision for credit losses (1,315) Net income $ 4,229 Weighted average common shares outstanding - basic and diluted 14,691 Net income per common share - basic and diluted $ 0.28 Distributable Earnings (1) $ 5,564 Distributable Earnings per common share - basic and diluted (1) $ 0.38 Quarterly Distribution per Share $ 0.35 Balance Sheet June 30, 2024 Loans held for investment, net $ 603,527 Real estate owned, net 11,194 Cash and cash equivalents 69,603 Other 10,539 Total assets $ 694,863 Secured financing facilities, net $ 417,939 Other 5,835 Total liabilities $ 423,774 Total shareholders' equity $ 271,089 Total outstanding common shares 14,833 Book value per common share $ 18.28 Adjusted book value (1) $ 279,349 Adjusted book value per common share (1) $ 18.83 (amounts in thousands, except per share data) (1) See appendix for definitions and reconciliations of non-GAAP measures.

Q2 2024 6 $590.6 $590.6 $626.6 $627.5 $610.2 $36.0 $0.9 $17.3 $38.3 $5.6 $42.0 Q1 2024 Loan Portfolio Originations Fundings Repayments Q2 2024 Loan Portfolio Second Quarter 2024 Loan Portfolio Activity (dollars in millions) Total Loan Commitments (dollars in thousands) Second Quarter Originations As of June 30, 2024 Number of loans 2 22 Average loan commitment $20,779 $29,645 Total loan commitments $41,557 $652,198 Unfunded loan commitments $5,540 $41,988 Principal balance $36,017 $610,210 Weighted average coupon rate 8.64% 9.11% Weighted average All In Yield 9.20% 9.55% Weighted average Maximum Maturity 4.9 2.6 Weighted average LTV 63% 68% Weighted average floor 2.60% 1.42% Weighted average risk rating 3.0 3.0 Principal Balance Loan Portfolio Summary FINANCIAL RESULTS $628.9 Unfunded Commitments $652.2 (1) (1) In June 2024, the sponsor of the loan secured by a multifamily property in Farmington Hills, MI exercised its option to reduce the committed principal amount of the loan by $1.0 million, in accordance with the loan agreement.

Q2 2024 7 Retail South 34% West 29% Midwest 21% East 16% Multifamily 37% Office 27% Industrial 22% Retail 9% Hotel 5% Geographic Region (1) Property Type (1) (dollars in millions) Loan Portfolio Originations and Diversity (1) Based on principal balance of loans held for investment as of June 30, 2024. $51.6 $38.4 $22.0 $37.5 $41.6 $54.3 $36.0 $8.9 $8.6 $2.4 $3.2 $5.6 $60.5 $47.0 $24.4 $44.8 $41.6 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Total Loan Commitments Principal Balance Loan Originations by Quarter FINANCIAL RESULTS Unfunded Commitments Loan Count 2 1 1 0 1 2 2 0 2 $- $- $- $37.5 $54.3 $-

Q2 2024 8 17% 14% 27% 30% 12% 30% - 60% 61% - 65% 66% - 70% 71% - 75% 76% - 80% Loan to Value (1) % of Portfolio Loan Portfolio Credit Quality 6% 11% 59% 24% —% Lower Risk (1) Average Risk (2) Acceptable Risk (3) Higher Risk (4) Impaired/Loss Likely (5) Risk Rating Distribution (1) % of Portfolio Weighted Average LTV: 68% Weighted Average Risk Rating: 3.0 (1) Percentage of portfolio based on principal balance of loans held for investment as of June 30, 2024. FINANCIAL RESULTS Loan Count 4 2 5 8 3 Loan Count 1 2 14 5 0

Q2 2024 9 Reducing Office Loan Exposure 40% 36% 34% 29% 28% 27% 31% 35% 33% 33% 35% 37% 18% 18% 17% 12% 10% 9% 11% 11% 14% 19% 19% 22% 2% 7% 8% 5% Hotel Industrial Retail Multifamily Office 3/31/2023 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 FINANCIAL RESULTS Office Loan Count 10 9 9 7 6 6 Since the beginning of 2023, SEVN's office loan exposure has declined to 27% through diversified loan originations and repayments. (1) Percentage of portfolio based on principal balance of loans held for investment. Portfolio Composition (1)

Q2 2024 10 Retail Office Risk Rating 3 4% Office Risk Rating 4 23% Other Property Types 73% Office Loans (1) Total Loan Portfolio FINANCIAL RESULTS (1) Percentage of portfolio and office risk rating distribution based on principal balance of loans held for investment as of June 30, 2024. • No office loans in urban or CBD markets in our portfolio. • Six office loans with a weighted average risk rating of 3.9 make up 27% of our portfolio as of June 30, 2024 compared to 36% as of June 30, 2023. • As of June 30, 2024, all of our borrowers had paid their debt service obligations owed and due to us. Risk Rating 3 14% of office $23.5 million principal balance / Class B / Downers Grove, IL • Leased occupancy of 93% and a WALT of 6.1 years. Risk Rating 4 86% of office $43.5 million principal balance / Class B / suburban Dallas, TX • Leased occupancy of 73% and a WALT of 4.5 years. • Demonstrated commitment from sponsor, with $3.9 million of equity contributions to fund reserves since 2022. $29.5 million principal balance / Class B / Downers Grove, IL • Leased occupancy of 84% and a WALT of 4.8 years. $26.6 million principal balance / Class B / Plano, TX • Leased occupancy of 88% and a WALT of 3.3 years. $24.4 million principal balance / Class A / Carlsbad, CA • Leased occupancy of 93% and a WALT of 3.2 years. $20.0 million principal balance / Class A / Bellevue, WA • Leased occupancy of 74% and a WALT of 3.7 years. Office Risk Rating Distribution

Q2 2024 11 (1) The weighted average remaining maturity of our Master Repurchase Facilities is determined using the earlier of the underlying loan investment maturity date and the respective repurchase agreement maturity date. The weighted average remaining maturity of the BMO Facility is determined using the underlying loan investment maturity date. Secured Financing Facilities FINANCIAL RESULTS (As of June 30, 2024) Citibank UBS BMO Wells Fargo Total/Weighted Average (dollars in thousands) Maximum facility size $ 215,000 $ 205,000 $ 150,000 $ 125,000 $ 695,000 Principal balance $ 68,090 $ 167,581 $ 87,767 $ 95,551 $ 418,989 Unused capacity $ 146,910 $ 37,419 $ 62,233 $ 29,449 $ 276,011 Weighted average coupon rate 7.48% 7.65% 7.25% 7.41% 7.48% Weighted average advance rate 58.3% 74.5% 73.4% 74.9% 71.2% Weighted average remaining maturity (years) (1) 0.4 0.4 0.8 0.7 0.6 Collateral: Number of loans 5 8 4 4 21 Principal balance $ 116,790 $ 224,891 $ 119,516 $ 127,563 $ 588,760

Q2 2024 12 Appendix

Q2 2024 13 Management Our manager, Tremont, is registered with the Securities and Exchange Commission, or SEC, as an investment adviser and is owned by RMR. As of June 30, 2024, RMR had over $41 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, approximately 2,000 properties and over 20,000 employees. We believe Tremont’s relationship with RMR provides us with a depth of market knowledge that may allow us to identify high quality investment opportunities and to evaluate them more thoroughly than many of our competitors, including other commercial mortgage REITs. We also believe RMR’s broad platform provides us with access to RMR’s extensive network of real estate owners, operators, intermediaries, sponsors, financial institutions and other real estate related professionals and businesses with which RMR has historical relationships. We also believe that Tremont provides us with significant experience and expertise in investing in middle market and transitional CRE. Company Profile, Governance and Research Coverage APPENDIX Equity Research Coverage JMP Securities Chris Muller, CFA (212) 906-3559 cmuller@jmpsecurities.com Jones Trading Institutional Services, LLC Jason Weaver (646) 454-2710 jweaver@jonestrading.com SEVN is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SEVN’s performance made by these analysts do not represent opinions, estimates or forecasts of SEVN or its management. SEVN does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts. Board of Trustees Barbara D. Gilmore William A. Lamkin Joseph L. Morea Independent Trustee Independent Trustee Lead Independent Trustee Jeffrey P. Somers Matthew P. Jordan Adam D. Portnoy Independent Trustee Managing Trustee Chair of the Board & Managing Trustee Executive Officers Thomas J. Lorenzini Fernando Diaz President and Chief Investment Officer Chief Financial Officer and Treasurer Jared R. Lewis Vice President Contact Information Investor Relations Inquiries Seven Hills Realty Trust Financial, investor and media inquiries Two Newton Place should be directed to: 255 Washington Street, Suite 300 Stephen Colbert, Director, Investor Relations Newton, MA 02458.1634 at (617) 231-3223 or ir@sevnreit.com (617) 796-8253 ir@sevnreit.com www.sevnreit.com

Loan Investment Details

SEVEN HILLS REALTY TRUST

(dollars in thousands)

First mortgage loans as of June 30, 2024:

#	Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	All in Yield	Maturity Date	Maximum Maturity Date	LTV	Risk Rating
1	Olmsted Falls, OH	Multifamily	01/28/2021	$ 54,575	$ 46,083	S + 4.00%	S + 4.32%	01/28/2025	01/28/2026	63%	3
2	Dallas, TX	Office	08/25/2021	50,000	43,511	S + 3.25%	S + 3.59%	08/25/2024	08/25/2026	72%	4
3	Passaic, NJ	Industrial	09/08/2022	47,000	40,030	S + 3.85%	S + 4.25%	09/08/2025	09/08/2027	69%	3
4	Brandywine, MD	Retail	03/29/2022	42,500	42,200	S + 3.85%	S + 4.26%	03/29/2025	03/29/2027	62%	3
5	Auburn, AL	Multifamily	05/11/2023	37,500	37,500	S + 3.25%	S + 4.07%	11/11/2025	11/11/2026	67%	1
6	Starkville, MS	Multifamily	03/22/2022	37,250	37,250	S + 4.00%	S + 4.33%	03/22/2025	03/22/2027	70%	2
7	Farmington Hills, MI	Multifamily	05/24/2022	30,520	29,283	S + 3.15%	S + 3.51%	05/24/2025	05/24/2027	75%	3
8	Downers Grove, IL	Office	09/25/2020	30,000	29,500	S + 4.25%	S + 4.63%	11/25/2024	11/25/2024	67%	4
9	Anaheim, CA	Hotel	11/29/2023	29,000	29,000	S + 4.00%	S + 4.56%	11/29/2025	11/29/2028	55%	2
10	Las Vegas, NV	Multifamily	06/10/2022	28,950	25,333	S + 3.30%	S + 4.07%	06/10/2025	06/10/2027	60%	3
11	Fountain Inn, SC	Industrial	07/13/2023	27,500	24,300	S + 4.25%	S + 4.85%	07/13/2025	07/13/2026	76%	3
12	Plano, TX	Office	07/01/2021	27,385	26,569	S + 4.75%	S + 5.13%	08/15/2024	07/01/2026	78%	4
13	Fayetteville, GA	Industrial	10/06/2023	25,250	25,250	S + 3.35%	S + 3.73%	10/06/2026	10/06/2028	55%	3

APPENDIX Q2 2024 14

Q2 2024 15 First mortgage loans as of June 30, 2024: # Location Property Type Origination Date Committed Principal Amount Principal Balance Coupon Rate All in Yield Maturity Date Maximum Maturity Date LTV Risk Rating 14 Carlsbad, CA Office 10/27/2021 24,750 24,417 S + 3.25% S + 3.57% 10/27/2024 10/27/2026 78% 4 15 Fontana, CA Industrial 11/18/2022 24,355 22,000 S + 3.75% S + 4.29% 11/18/2024 11/18/2026 72% 3 16 Los Angeles, CA Industrial 06/28/2024 23,800 21,450 S + 3.40% S + 3.85% 06/28/2027 06/28/2029 58% 3 17 Downers Grove, IL Office 12/09/2021 23,530 23,530 S + 4.25% S + 4.57% 12/09/2024 12/09/2026 72% 3 18 Bellevue, WA Office 11/05/2021 21,000 20,000 S + 3.85% S + 4.18% 11/05/2024 11/05/2026 68% 4 19 Portland, OR Multifamily 07/09/2021 19,688 19,688 S + 3.57% S + 3.94% 07/09/2024 07/09/2026 75% 3 20 Newport News, VA Multifamily 04/25/2024 17,757 14,629 S + 3.15% S + 3.88% 04/25/2027 04/25/2029 71% 3 21 Sandy Springs, GA Retail 09/23/2021 16,488 15,287 S + 3.75% S + 4.09% 09/23/2024 09/23/2026 72% 3 22 Portland, OR Multifamily 07/30/2021 13,400 13,400 S + 3.57% S + 3.95% 07/30/2024 07/30/2026 71% 3 Total/weighted average $ 652,198 $ 610,210 S + 3.73% S + 4.17% 68% 3.0 Loan Investment Details (Continued) (dollars in thousands) APPENDIX

Q2 2024 16 The above table illustrates the incremental impact on our annual income from investments, net, from hypothetical immediate changes in SOFR, taking into consideration our borrowers’ interest rate floors as of June 30, 2024. The results in the table above are based on our loan portfolio and debt outstanding as of June 30, 2024. Any changes to the mix of our investments or debt outstanding could impact the interest rate sensitivity analysis. This illustration is not meant to forecast future results. Interest Rate Changes $(0.12) $(0.10) $(0.08) $(0.05) $(0.03) $— $0.03 $0.07 $0.10 $0.13 $0.16 -125 bps -100 bps -75 bps -50 bps -25 bps 0 bps +25 bps +50 bps +75 bps +100 bps +125 bps $-0.20 $-0.15 $-0.10 $-0.05 $0.00 $0.05 $0.10 $0.15 $0.20 Interest Rate Sensitivity Annualized Impact to Net Interest Income per Share FINANCIAL RESULTS • Weighted average interest rate floor of 1.42%. All but one of our loan agreements contain floor provisions, ranging from 0.10% to 5.20%. • None of our loans currently have active interest rate floors. • No interest rate floors on advances under our Secured Financing Facilities. (As of June 30, 2024)

Q2 2024 17 Financial Summary June 30, 2024 December 31, 2023 ASSETS   Cash and cash equivalents $ 69,603 $ 87,855 Loans held for investment 609,250 626,462 Allowance for credit losses (5,723) (4,376) Loans held for investment, net 603,527 622,086 Real estate owned, net 11,194 11,278 Acquired real estate leases, net 3,737 4,137 Accrued interest receivable 3,237 3,632 Prepaid expenses and other assets, net 3,565 2,537 Total assets $ 694,863 $ 731,525 LIABILITIES AND SHAREHOLDERS' EQUITY Accounts payable, accrued li bilities and other liabilities $ 4,350 $ 3,808 Secured financing facilities, net 417,939 454,422 Due to related persons 1,485 2,047 Total liabilities 423,774 460,277 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $0.001 par value per share; 25,000,000 shares authorized; 14,832,982 and 14,811,410 shares issued and outstanding, respectively 15 15 Additional paid in capital 240,188 239,443 Cumulative net income 81,122 71,660 Cumulative distributions (50,236) (39,870) Total shareholders' equity 271,089 271,248 Total liabilities and shareholders' equity $ 694,863 $ 731,525 Condensed Consolidated Balance Sheets (dollars in thousands, except per share data) APPENDIX

Q2 2024 18 Condensed Consolidated Statements of Operations Three Months Ended June 30, Six Months Ended June 30,     2024 2023 2024 2023 INCOME FROM INVESTMENTS:        Interest and related income  $ 16,415 $ 15,821 $ 32,726 $ 31,677 Purchase discount accretion 782 1,047 1,927 2,232 Less: interest and related expenses   (8,385) (7,927) (17,058) (15,621) Income from loan investments, net 8,812 8,941 17,595 18,288 Revenue from real estate owned   568 149 1,147 149 Total revenue 9,380 9,090 18,742 18,437 OTHER EXPENSES: Base management fees 1,082 1,074 2,162 2,146 Incentive fees 370 192 420 192 General and administrative expenses   1,081 1,281 2,044 2,077 Reimbursement of shared services expenses 691 628 1,382 1,271 Provision for credit losses 1,315 1,026 2,012 39 Expenses from real estate owned   599 218 1,244 218 Total other expenses   5,138 4,419 9,264 5,943 Income before income taxes 4,242 4,671 9,478 12,494 Income tax expense (13) (27) (16) (47) Net income  $ 4,229 $ 4,644 $ 9,462 $ 12,447   Weighted average common shares outstanding - basic and diluted   14,691 14,605 14,683 14,594   Net income per common share - basic and diluted  $ 0.28 $ 0.32 $ 0.64 $ 0.85 (amounts in thousands, except per share data) APPENDIX

Non-GAAP Financial Measures

SEVEN HILLS REALTY TRUST

(amounts in thousands, except per share data)

		Three Months Ended				
		June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Distributable Earnings	Net income	$ 4,229	$ 5,233	$ 6,045	$ 7,473	$ 4,644
	Non-cash equity compensation expense	497	336	151	271	579
	Non-cash accretion of purchase discount	(782)	(1,145)	(821)	(1,075)	(1,047)
	Provision for (reversal of) credit losses	1,315	697	500	(1,338)	1,026
	Depreciation and amortization of real estate owned	305	357	289	305	–
	Exit fees collected on loans acquired in Merger [1]	–	90	148	–	–
	Distributable Earnings	$ 5,564	$ 5,568	$ 6,312	$ 5,636	$ 5,202
	Weighted average common shares outstanding - basic and diluted	14,691	14,675	14,673	14,640	14,605
	Distributable Earnings per common share - basic and diluted	$ 0.38	$ 0.38	$ 0.43	$ 0.38	$ 0.36

		As of				
		June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Adjusted Book Value	Shareholders' equity	$ 271,089	$ 271,558	$ 271,248	$ 270,281	$ 267,798
	Unaccreted purchase discount	420	1,202	2,347	3,396	4,471
	Allowance for credit losses [2]	7,840	6,525	5,828	5,328	5,926
	Adjusted book value	$ 279,349	$ 279,285	$ 279,423	$ 279,005	$ 278,195
	Total outstanding common shares	14,833	14,805	14,811	14,816	14,745
	Book value per common share	$ 18.28	$ 18.34	$ 18.31	$ 18.24	$ 18.16
	Adjusted Book Value per common share	$ 18.83	$ 18.86	$ 18.87	$ 18.83	$ 18.87

(1) Exit fees collected on loans acquired in the Merger represent fees collected upon repayment of loans for which no income has previously been recognized in Distributable Earnings. In accordance with GAAP, exit fees on loans acquired in the Merger were accreted as a component of the purchase discount and were excluded from Distributable Earnings as a non-cash item. Accordingly, these exit fees have been recognized in Distributable Earnings upon collection.

(2) Amounts include our allowance for credit losses for our loan portfolio and our unfunded commitments. The allowance for credit losses for our unfunded commitments is included in accounts payable, accrued liabilities and other liabilities in our condensed consolidated balance sheets.

APPENDIX

Q2 2024 19

Q2 2024 20 We present Distributable Earnings, Distributable Earnings per common share and Adjusted Book Value per common share, which are considered “non-GAAP financial measures” within the meaning of the applicable SEC rules. These non-GAAP financial measures do not represent net income, net income per common share or cash generated from operating activities and should not be considered as alternatives to net income or net income per common share determined in accordance with GAAP or as an indication of our cash flows from operations determined in accordance with GAAP, a measure of our liquidity or operating performance or an indication of funds available for our cash needs. In addition, our methodologies for calculating these non-GAAP financial measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, our reported Distributable Earnings and Distributable Earnings per common share may not be comparable to distributable earnings and distributable earnings per common share as reported by other companies. We believe that Adjusted Book Value per common share is a meaningful measure of our capital adequacy because it excludes the impact of certain non-cash estimates or adjustments, including the unaccreted purchase discount resulting from the excess of the fair value of the loans TRMT then held for investment and that we acquired as a result of the Merger, over the consideration we paid in the Merger and our allowance for credit losses for our loan portfolio and unfunded loan commitments. Adjusted Book Value per common share does not represent book value per common share or alternative measures determined in accordance with GAAP. Our methodology for calculating Adjusted Book Value per common share may differ from the methodologies employed by other companies to calculate the same or similar supplemental capital adequacy measures; therefore, our Adjusted Book Value per common share may not be comparable to the adjusted book value per common share reported by other companies. In order to maintain our qualification for taxation as a REIT, we are generally required to distribute substantially all of our taxable income, subject to certain adjustments, to our shareholders. We believe that one of the factors that investors consider important in deciding whether to buy or sell securities of a REIT is its distribution rate. Over time, Distributable Earnings and Distributable Earnings per common share may be useful indicators of distributions to our shareholders and are measures that are considered by our Board of Trustees when determining the amount of distributions. We believe that Distributable Earnings and Distributable Earnings per common share provide meaningful information to consider in addition to net income, net income per common share and cash flows from operating activities determined in accordance with GAAP. These measures help us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations. In addition, Distributable Earnings, excluding incentive fees, is used in determining the amount of base management and management incentive fees payable by us to Tremont under our management agreement. Distributable Earnings: We calculate Distributable Earnings and Distributable Earnings per common share as net income and net income per common share, respectively, computed in accordance with GAAP, including realized losses not otherwise included in net income determined in accordance with GAAP, and excluding: (a) depreciation and amortization of real estate owned and related intangible assets, if any; (b) non-cash equity compensation expense; (c) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income under GAAP), if any; and (d) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but may also be when, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received or expected to be received and the carrying value of the asset. Non-GAAP Financial Measures (Continued) APPENDIX

Q2 2024 21 All In Yield: All In Yield represents the yield on a loan, including amortization of deferred fees over the initial term of the loan and excluding any purchase discount accretion. BMO Facility: Amounts advanced under the facility loan agreement and security agreement with BMO Harris Bank N.A., or BMO, are pursuant to separate facility loan agreements that we refer to as the BMO Facility. CBD: The central business district, or CBD, is the center of business and economic activity in major markets of the United States. GAAP: GAAP refers to generally accepted accounting principles. Gross AUM: Gross AUM refers to gross assets under management. LTV: Loan to value ratio, or LTV, represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing. Master Repurchase Facilities: Collectively, we refer to the master repurchase facilities with UBS AG, or UBS, Citibank, N.A., or Citibank, and Wells Fargo, National Association, or Wells Fargo, as our Master Repurchase Facilities. Maximum Maturity: Maximum Maturity assumes all borrower loan extension options have been exercised, which options are subject to the borrower meeting certain conditions. Merger: On September 30, 2021, TRMT merged with and into us. We refer to this transaction as the Merger. Secured Financing Facilities: Collectively, we refer to the Master Repurchase Facilities and our BMO Facility as our Secured Financing Facilities. SOFR: SOFR refers to the Secured Overnight Financing Rate. TRMT: TRMT refers to Tremont Mortgage Trust. WALT: WALT refers to weighted average lease term. Other Measures and Definitions APPENDIX

Q2 2024 22 This presentation contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These statements include words such as “believe”, "could", “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, "would", "should", “may” and negatives or derivatives of these or similar expressions. These forward- looking statements include, among others, statements about: SEVN's investment portfolio and loan investment performance; the quality of the sponsors of SEVN's borrowers; SEVN's office sector exposure; SEVN's future lending activity and opportunities; SEVN's liquidity and leverage levels and capacity; the ability of SEVN to capitalize on opportunities; SEVN's ability to achieve its investment objectives and generate attractive returns for its shareholders; the benefits and opportunities SEVN believes that Tremont's relationship with RMR provide to SEVN; and the amount and timing of future distributions. Forward-looking statements reflect SEVN's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SEVN's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in any forward-looking statements. Some of the risks, uncertainties and other factors that may cause SEVN's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: SEVN's borrowers’ ability to successfully execute their business plans, including SEVN's borrowers' ability to manage and stabilize properties; whether the diversity and other characteristics of its loan portfolio will benefit SEVN to the extent it expects; SEVN's ability to carry out its business strategy and take advantage of opportunities for its business that it believes exist; the impact of inflation, geopolitical instability, interest rates and economic recession or downturn on the commercial real estate, or CRE, industry generally and specific CRE sectors applicable to SEVN's investments and lending markets, SEVN and its borrowers; fluctuations in interest rates and credit spreads may reduce the returns SEVN may receive on its investments and increase its borrowing costs; fluctuations in market demand for CRE debt and the volume of transactions and available opportunities in the CRE debt market, including the middle market; dislocations and volatility in the capital markets; SEVN's ability to utilize its Secured Financing Facilities and to obtain additional capital to enable it to attain its target leverage, to make additional investments and to increase its potential returns and the cost of that capital; SEVN's ability to pay distributions to its shareholders and sustain or increase the amount of such distributions; SEVN's ability to successfully execute, achieve and benefit from its operating and investment targets, investment and financing strategies and leverage policies; the amount and timing of cash flows SEVN receives from its investments; the ability of SEVN's manager, Tremont Realty Capital LLC, or Tremont, to make suitable investments for it, to monitor, service and administer SEVN's existing investments and to otherwise implement its investment strategy and successfully manage SEVN; SEVN's ability to maintain and improve a favorable net interest spread between the interest it earns on its investments and the interest SEVN pays on its borrowings; the extent to which SEVN earns and receives origination, extension, exit, prepayment or other fees it may earn from its investments; yields that may be available to SEVN from mortgages on middle market and transitional CRE; the duration and other terms of SEVN's loan agreements with borrowers and its ability to match its loan investments with its repurchase lending arrangements; the credit qualities of SEVN's borrowers; the ability and willingness of SEVN's borrowers to repay its investments in a timely manner or at all; the extent to which SEVN's borrowers' sponsors provide support to its borrowers or SEVN regarding its loans; SEVN's ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; events giving rise to increases in SEVN's credit loss reserves; SEVN's ability to diversify its investment portfolio based on industry and market conditions; the ability of SEVN's manager to arrange for the successful management of real estate SEVN owns and SEVN's ability to sell those properties at prices that allow SEVN to recover amounts it invested; SEVN's ability to successfully compete; market trends in SEVN's industry or with respect to interest rates, real estate values, the debt securities markets or the economy generally; reduced demand for office or retail space; regulatory requirements and the effect they may have on SEVN or its competitors; competition within the CRE lending industry; changes in the availability, sourcing and structuring of CRE lending; defaults by SEVN's borrowers; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; limitations imposed on SEVN's business and its ability to satisfy complex rules in order for SEVN to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; actual and potential conflicts of interest with SEVN's related parties, including its Managing Trustees, Tremont, RMR, and others affiliated with them; acts of God, earthquakes, hurricanes, outbreaks or continuation of pandemics, or other public health safety events or conditions, supply chain disruptions, climate change and other man-made or natural disasters or war, terrorism, social unrest or civil disturbances; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SEVN's periodic filings. The information contained in SEVN's filings with the SEC, including under the caption "Risk Factors" in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward- looking statements in this presentation. SEVN's filings with the SEC are available on its website and at www.sec.gov. You should not place undue reliance on forward-looking statements. Except as required by law, SEVN does not intend to update or change any forward-looking statement, whether as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements